UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2006
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Suite #208 - 750 Terminal Avenue,
Vancouver, V6A 2M5
British Columbia, Canada
(Address of principal executive offices)

(604) 484-4940
Registrant's telephone number, including area code

ITEM 1.01.	ENTRY ITO A MATERIAL DEFINITIVE AGREEMENT

On April 21, 2006, we completed the preparation and execution of a Consulting Services Agreement (the “Agreement”) with Robert Weselok, one of our directors, for financial and accounting services. As consideration for the Agreement, we issued 280,000 shares of common stock to Mr. Wesolek for which we agreed to file a Form S-8 registration statement

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.

10.1	Consulting Services Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: April 24, 2006
	By:	/s/ Grant Petersen

Grant Petersen
Chairman of the Board of Directors and Chief Executive Officer